EXHIBIT 21
El Paso Pipeline Partners, L.P.
Ownership List as of December 31, 2009

	Jurisdiction of
Company Name	Incorporation	% Held

El Paso Pipeline Partners, L.P.	Delaware
El Paso Pipeline Partners Operating Company, L.L.C.	Delaware	100.00
El Paso Wyoming Gas Supply Company, L.L.C.	Delaware	100.00
Wyoming Interstate Company, Ltd.	Colorado	50.00
EPPP CIG GP Holdings, L.L.C.	Delaware	100.00
Colorado Interstate Gas Company	Delaware	58.00
CIG Finance Company, L.L.C.	Delaware	100.00
CIG Funding Company, L.L.C.	Delaware	100.00
Colorado Interstate Issuing Corporation	Delaware	100.00
WYCO Holding Company, L.L.C.	Delaware	100.00
WYCO Development LLC	Colorado	50.00
EPPP SNG GP Holdings, L.L.C.	Delaware	100.00
Southern Natural Gas Company	Delaware	25.00
SNG Finance Company, L.L.C.	Delaware	100.00
SNG Funding Company, L.L.C.	Delaware	100.00
Bear Creek Storage Company, L.L.C.	Louisiana	50.00
Southern Natural Issuing Corporation	Delaware	100.00
WIC Holdings Company, L.L.C.	Delaware	100.00
Wyoming Interstate Company, Ltd.	Colorado	50.00